EXHIBIT 22

                               POWER OF ATTORNEY

     Each of the undersigned, a director of Tech-Sym Corporation (the "Company"), does hereby constitute and appoint J. Michael Camp and J. Rankin Tippins and each of them, any one of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign the Company's Form 10-K Annual Report, and all amendments thereto that such attorney-in-fact may deem necessary or appropriate, pursuant to Section 13 of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 1999, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys-in-fact full power and authority to sign such documents on behalf of the undersigned and to make such filing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: February 17, 2000

                              TECH-SYM CORPORATION

/s/ W. L. CREECH                     /s/ A. A. GALLOTTA, JR.
W. L. Creech                         A. A. Gallotta, Jr.
Director                             Director

/s/ MICHAEL C. FORREST               /s/ JAMES R. HENDERSON
Michael C. Forrest                   James R. Henderson
Director                             Director

/s/ RICHARD S. FRIEDLAND             /s/ WARREN G. LICHTENSTEIN
Richard S. Friedland                 Warren G. Lichtenstein
Director                             Director

/s/ WENDELL W. GAMEL                 /s/ CHARLES K. WATT
Wendell W. Gamel                     Charles K. Watt
Director                             Director